UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2007

NALCO HOLDINGS LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Incorporation)

333-115560-15 (Commission File Number)	73-1683500 (IRS Employer Identification No.)

1601 W. Diehl Rd., Naperville, IL (Address of Principal Executive Offices)	60563 (Zip Code)

630-305-1000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

One June 22, 2007, Nalco Company (“the Company”), a subsidiary of Nalco Holding Company, Nalco Finance Holdings LLC and Nalco Holdings LLC, entered into a 3-year accounts receivable securitization facility with a commercial paper conduit sponsored by one of the lenders under our senior credit facilities. The facility provides up to $160 million in funding, based on availability of eligible trade accounts receivable and other customary factors. The Company would have to amend other credit documents before it could fully draw this new facility. This new facility will replace the Company’s current trade receivables facility.

In connection with the new facility, the Company will use a bankruptcy-remote, wholly owned, special purpose limited liability company (the “Transferor”), into which Nalco Company (the “Seller”) transfers all eligible trade accounts receivable (the “Receivables”). Pursuant to a Receivables Transfer Agreement, the Transferor then transfers an undivided interest in the Receivables to the commercial paper conduit or the related bank sponsor (the “Transferees”) in exchange for cash. The financing fee charged by the Transferees under the facility is based on the amount funded and the conduit’s cost of funds for issuing commercial paper plus a margin that varies based on the leverage ratio as calculated under our senior credit facilities. A facility fee that varies based on the same ratio and the facility amount and a program fee that varies based on the same ratio and average monthly commercial paper proceeds outstanding are also charged by the conduit. Under the facility, Nalco Company services, administers and collects the Receivables, for which it receives a monthly servicing fee of 1% per annum of the average daily outstanding balance of Receivables. Availability of funding under the facility depends primarily upon the outstanding Receivables balance from time to time.

The facility may be terminated for, among other reasons, material breaches of representations and warranties, bankruptcies of the Seller or the Transferor, a judgment or order for the payment of money rendered against the Transferor, cross-defaults to our other debt, or breach of specified financial covenants. The Company is currently in compliance with these covenants. The facility is accounted for as a secured borrowing, resulting in the funding and related Receivables being shown as liabilities and assets, respectively, on the Company’s consolidated balance sheet and the costs associated with the facility being recorded as interest expense.

Copies of the Amended and Restated Receivables Purchase Agreement and the Receivables Transfer Agreement are attached as exhibits to this Form 8-K.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:

(99.1)	Amended and Restated Receivables Purchase Agreement of Nalco Company dated June 22, 2007, for an accounts receivable securitization facility.

(99.2)	Receivables Transfer Agreement of Nalco Company dated June 22, 2007, for an accounts receivable securitization facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDINGS LLC

/s/ Stephen N. Landsman
Secretary
Date: June 26, 2007